UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

CENTRAL VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-24002 (Commission File Number)	54-1467806 (IRS Employer Identification No.)

2036 New Dorset Road Post Office Box 39 Powhatan, Virginia (Address of principal executive offices)	23139-0039 (Zip Code)

Registrant’s telephone number, including area code: (804) 403-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2006, Central Virginia Bankshares, Inc. (the “Company”) filed a Form 8-K reporting shareholders’ approval at the Company’s Annual Meeting on April 25, 2006 of the Company’s 2006 Stock Incentive Plan (the “Plan”).

At the June 13, 2006 meeting of the Board of Directors of the Company, the Board approved forms of agreement to be used under the Plan for the grant of stock appreciation rights, non-qualified stock options, incentive stock options and stock awards. The forms of agreement generally provide the terms relating to the rights of the holder, including the term and vesting of the awards. The forms of agreement approved by the Board are being filed as exhibits to this report and are incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Central Virginia Bankshares, Inc. Stock Appreciation Rights Agreement.
10.2	Form of Central Virginia Bankshares, Inc. Non-Qualified Stock Option Agreement.
10.3	Form of Central Virginia Bankshares, Inc. Incentive Stock Option Agreement.
10.4	Form of Central Virginia Bankshares, Inc. Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VIRGINIA BANKSHARES, INC.

(Registrant)

By: /s/ Charles F. Catlett, III

Charles F. Catlett, III

Senior Vice President and

Chief Financial Officer

Date: June 16, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Central Virginia Bankshares, Inc. Stock Appreciation Rights Agreement.
10.2	Form of Central Virginia Bankshares, Inc. Non-Qualified Stock Option Agreement.
10.3	Form of Central Virginia Bankshares, Inc. Incentive Stock Option Agreement.
10.4	Form of Central Virginia Bankshares, Inc. Stock Award Agreement.